SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) October 23, 2000



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                         1-3247                   16-0393470
(State or other jurisdiction     (Commission              (I.R.S. Employer
of incorporation)                File Number)             Identification No.)



One Riverfront Plaza, Corning, New York                   14831
(Address of principal executive offices)                  (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.


Item 7.   Financial Statements.


Exhibits:

The Registrant's press release of October 23, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  October 23, 2000       By /s/    KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Vice President and Controller

                    FOR RELEASE - October 23, 2000

                    Corning Contacts:
                    Media Relations               Investor Relations
                    Daniel F. Collins             Katherine M. Dietz
                    (607) 974-4197                (607) 974-8217
                    collinsdf@corning.com         dietzkm@corning.com



          Corning Pro Forma Earnings Per Share Up 84% in Third Quarter

                Optical Fiber, Cable and Amplifiers lead the way


     CORNING, N.Y. Corning Incorporated (NYSE:GLW), a leading manufacturer of optical-networking technologies, reported today that its third-quarter pro forma earnings per share were $0.35, an increase of 84% compared with $0.19 per share in the third quarter of 1999. Pro forma net income in the third quarter of 2000 totaled $317 million, more than double the $148 million in the third quarter of 1999. This performance was driven by strong demand for the company's high-data-rate optical fiber and cable, optical amplifiers, and LCD flat-panel display glass.

     "As the quarter's performance clearly shows, we continue to benefit from delivering powerful optical technologies that provide the capacity to double Internet traffic every six months," said Roger G. Ackerman, Corning's chairman and chief executive officer. "We met exceptionally robust demand for our optical-networking technologies by sourcing products from our expanded network of five optical fiber plants and nine photonic technology plants on four continents."

     Third-quarter sales were $1.9 billion, an increase of 54% over 1999 third-quarter sales of $1.25 billion. Excluding the impact of acquisitions, sales increased 37%. Sales in the optical fiber and cable business increased 67% versus the third quarter of last year, and 45% excluding the impact of acquisitions. Sales of photonic technologies grew 113%, led by demand for the company's optical amplifiers.

     Equity earnings were up 63% in the quarter due primarily to strong results by Samsung Corning Precision Glass Company, Ltd., a Korean manufacturer of flat-panel LCD display glass, and Samsung-Corning Company Ltd., a Korean manufacturer of glass for conventional TV and computer monitors.







                                     (more)

     Corning Reports Q3 Earnings
     Page 2



     Pro forma net income excludes amortization of purchased intangibles and goodwill, purchased in-process research and development, one-time acquisition costs, discontinued operations and other non-recurring items. Including these items, Corning's net income for the third quarter of 2000 totaled $254 million, or $0.28 per share. This compares with third-quarter 1999 net income of $142 million, or $0.18 per share.

     Outlook

     As announced on October 11, the company expects full-year pro forma earnings per share in the range of $1.15 to $1.17, an increase of approximately 70% versus last year's $0.67.

     "Looking forward to 2001," Ackerman said, "we believe our key growth businesses will lead the way for strong revenue and earnings growth throughout 2001. Consistent with our long-term growth objectives, we expect earnings to grow next year at a rate of about 25%. As previously announced, the dilution from our pending acquisition of Pirelli's optical-components business will impact this growth rate by somewhat less than 5%, resulting in expected 2001 pro forma earnings per share in the range of $1.40 - $1.43."

     The company will host a conference call at 8:30 a.m. EDT on Monday, October 23, 2000. To access the call, dial 888-625-1617 or 415-228-
     4589 and use password: earnings. A replay of the call will begin approximately 30 minutes after the call is completed and will run through 5:00 p.m. EDT on Friday, October 27, 2000. To access the replay, dial 800-677-5886 or 402-998-1184; a password is not required. To listen to a live audio webcast of the call, go to http://www.corning.com/investor and follow the instructions.
     The webcast will be archived on the www.corning.com site for 30 days following the call.

     Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1999 were $4.7 billion.

                                       ###


     Forward-Looking and Cautionary Statements

     Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Pro Forma Consolidated Statements of Income
Excluding Amortization of Purchased Intangibles and Goodwill, Purchased In-Process Research and Development, Acquisition-Related Costs and Non-Recurring Items
(In millions, except per share amounts)

                                       Nine Months             Three Months
                                     Ended Sept. 30,         Ended Sept. 30,
                                    ------------------      ------------------
                                      2000      1999          2000      1999
                                    --------  --------      --------  --------
Revenues
 Net sales                          $5,042.8  $3,372.0      $1,915.8  $1,245.3
 Royalty, interest, and dividend
  income                                78.6      30.0          28.2       8.7
                                    --------  --------      --------  --------
                                     5,121.4   3,402.0       1,944.0   1,254.0
Deductions
 Cost of sales                       2,930.4   2,074.2       1,112.7     767.0
 Selling, general and
  administrative expenses              713.6     475.4         255.8     172.0
 Research, development and
  engineering expenses                 371.3     272.1         141.1     100.2
 Interest expense                       77.9      66.1          25.2      26.0
 Other, net                             39.7      32.5           7.0      11.9
                                    --------  --------      --------  --------

Income before taxes                    988.5     481.7         402.2     176.9
Taxes on income                        320.2     144.4         130.2      51.8
                                    --------  --------      --------  --------

Income before minority interest
 and equity earnings                   668.3     337.3         272.0     125.1
Minority interest in earnings
 of subsidiaries                       (17.4)    (36.6)         (7.3)     (9.1)
Dividends on convertible
 preferred securities of subsidiary               (2.3)
Equity in earnings of associated
 companies                             125.5      84.1          52.3      32.1
                                    --------  --------      --------  --------

Pro Forma Net Income                $  776.4  $  382.5      $  317.0  $  148.1
                                    ========  ========      ========  ========

Pro Forma Basic Earnings
 Per Share                          $   0.92  $   0.50      $   0.36  $   0.19
                                    ========  ========      ========  ========
Pro Forma Diluted Earnings
 Per Share                          $   0.89  $   0.49      $   0.35  $   0.19
                                    ========  ========      ========  ========
Dividends Declared                  $   0.18  $   0.18      $   0.06  $   0.06
                                    ========  ========      ========  ========

Shares used in computing
 pro forma earnings per share
   Pro forma basic earnings
    per share                          844.2     763.2         876.6     772.8
                                    ========  ========      ========  ========
   Pro forma diluted earnings
    per share                          873.0     793.8         906.6     796.8
                                    ========  ========      ========  ========

The above pro forma amounts for the nine months ended September 30, 2000 have been adjusted to eliminate $144.2 million ($144.8 million after tax) of amortization of purchased intangibles and goodwill, $92.7 million ($76.4 million after tax) of in-process research and development charges, $47 million ($43.4 million after tax) of transaction costs from the Oak acquisition, $36.3 million after tax for the impairment of the entire equity investment in Pittsburgh Corning Corporation, and $6.8 million ($4.2 million after tax) for a nonoperating gain related to the sale of Quanterra Incorporated.

The above pro forma amounts for the quarter ended September 30, 2000 have been adjusted to eliminate $81.9 million ($63.4 million after tax) of amortization of purchased intangibles and goodwill.

The above pro forma amounts for the nine months ended September 30, 1999 have been adjusted to eliminate $21.2 million ($16.6 million after tax) of amortization of purchased intangibles and goodwill, $30.0 million ($9.5 million after tax and minority interest) of nonoperating gain related to the sale of Republic Wire and Cable, and $15.5 million ($10.0 million after tax) for the impairment of assets related to management's decision to sell Quanterra Incorporated.

The above pro forma amounts for the quarter ended September 30, 1999 have been adjusted to eliminate $7.3 million ($5.7 million after tax) of amortization of purchased intangibles and goodwill, $30.0 million ($9.5 million after tax and minority interest) of nonoperating gain related to the sale of Republic Wire and Cable, and $15.5 million ($10.0 million after tax) for the impairment of assets related to management's decision to sell Quanterra Incorporated.


                                    PRO FORMA

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                   Nine Months            Three Months
                                  Ended Sept. 30,        Ended Sept. 30,
                                -------------------    -------------------
                                  2000       1999        2000       1999
                                 ------     ------      ------     ------
Revenues
 Net sales                      $5,042.8   $3,372.0    $1,915.8   $1,245.3
 Royalty, interest, and
  dividend income                   78.6       30.0        28.2        8.7
 Nonoperating gains                  6.8       30.0                   30.0
                                --------   --------    --------   --------
                                 5,128.2    3,432.0     1,944.0    1,284.0

Deductions
 Cost of sales                   2,930.4    2,074.2     1,112.7      767.0
 Selling, general and
  administrative expenses          713.6      475.4       255.8      172.0
 Research, development and
  engineering expenses             371.3      272.1       141.1      100.2
 Amortization of purchased
  intangibles including
  goodwill                         144.2       21.2        81.9        7.3
 Interest expense                   77.9       66.1        25.2       26.0
 Acquisition-related charges       139.7
 Provision for impairment and
  restructuring                                15.5                   15.5
 Other, net                         39.7       32.5         7.0       11.9
                                --------   --------    --------   --------

Income before taxes                711.4      475.0       320.3      184.1
Taxes on income                    303.5      145.3       111.7       55.7
                                --------   --------    --------   --------

Income before minority
 interest and equity earnings      407.9      329.7       208.6      128.4
Minority interest in earnings
 of subsidiaries                   (17.4)     (46.1)       (7.3)     (18.6)
Dividends on convertible
 preferred securities
 of subsidiary                                 (2.3)
Equity in earnings of
 associated companies              125.5       84.1        52.3       32.1
Impairment of equity
 investment                        (36.3)
                                --------   --------    --------   --------

Net Income                      $  479.7   $  365.4    $  253.6   $  141.9
                                ========   ========    ========   ========

Basic Earnings Per Share        $   0.57   $   0.48    $   0.29   $   0.18
                                ========   ========    ========   ========

Diluted Earnings Per Share      $   0.55   $   0.47    $   0.28   $   0.18
                                ========   ========    ========   ========

Dividends Declared              $   0.18   $   0.18    $   0.06   $   0.06
                                ========   ========    ========   ========

Shares used in computing
 earnings per share
   Basic earnings per share        844.2      763.2       876.6      772.8
                                ========   ========    ========   ========
   Diluted earnings per share      873.0      793.8       906.6      796.8
                                ========   ========    ========   ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                               Sept. 30,      Dec. 31,
                                                 2000           1999
                                               ---------      --------
        Assets

Current Assets
  Cash and short-term investments              $ 1,237.5      $  280.4
  Accounts receivable, net                       1,295.4         872.4
  Inventories                                      943.2         602.2
  Deferred taxes on income and
   other current assets                            239.6         229.2
                                               ---------      --------
       Total current assets                      3,715.7       1,984.2

Investments                                        549.1         504.4

Plant and equipment, net                         4,092.3       3,201.7

Goodwill and other intangible assets, net        3,582.1         506.7

Other assets                                       248.9         329.0
                                               ---------      --------

Total Assets                                   $12,188.1      $6,526.0
                                               =========      ========

Liabilities and Shareholders' Equity

Current Liabilities
  Loans payable                                $   111.4      $  420.7
  Accounts payable                                 506.8         418.0
  Other accrued liabilities                        850.9         715.3
                                               ---------      --------
       Total current liabilities                 1,469.1       1,554.0

Other liabilities                                  772.9         720.6
Loans payable beyond one year                    1,946.3       1,490.4
Minority interest in subsidiary companies          138.7         284.8
Convertible preferred stock                          8.9          13.5
Common shareholders' equity                      7,852.2       2,462.7
                                               ---------      --------

Total Liabilities and Shareholders' Equity     $12,188.1      $6,526.0
                                               =========      ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 3, 2000


(1)  Information by Operating Segment
     Information about the performance of Corning's three operating segments for the third quarter and nine months of 2000 and 1999 is presented below. These amounts exclude revenues, expenses and equity earnings not specifically identifiable to segments. In the first quarter of 2000, Corning changed the performance measurement of its operating segments to a new metric - net income excluding amortization of purchased intangibles and goodwill, purchased in-process research and development costs, one-time acquisition costs and other non-recurring items. This measure is not in accordance with generally accepted accounting principles (GAAP) and may not be consistent with measures used by other companies. The segment results for 1999 have been restated to conform to the new measure.

     Corning prepared the financial results for its three operating segments on a basis that is consistent with the manner in which Corning management internally disaggregates financial information to assist in making internal operating decisions. Corning has allocated some common expenses among segments differently than it would for stand alone financial information prepared in accordance with GAAP.

                                           Nine months ended     Three months ended
                                             September 30,          September 30,
                                           ------------------    ------------------
                                             2000      1999        2000      1999
                                           --------  --------    --------  --------
     Telecommunications
     Net sales                             $3,577.7  $2,089.2    $1,402.1  $  803.4
     Research, development and
      engineering expenses                 $  264.3  $  186.9    $  103.0  $   71.2
     Interest expense                      $   50.0  $   42.5    $   16.3  $   17.3
     Segment earnings before minority
      interest and equity earnings         $  476.5  $  231.6    $  194.3  $   89.8
         Minority interest in (earnings)
          losses of subsidiaries                3.0     (20.4)                 (7.4)
         Equity in earnings (losses)
          of associated companies              (3.1)     11.4         0.1       4.8
                                           --------  --------    --------  --------
     Segment net income                    $  476.4  $  222.6    $  194.4  $   87.2
                                           ========  ========    ========  ========

     Advanced Materials
     Net sales                             $  808.0  $  774.5    $  271.7  $  257.7
     Research, development and
      engineering expenses                 $   88.9  $   68.8    $   31.6  $   23.7
     Interest expense                      $   15.0  $   15.2    $    3.8  $    6.0
     Segment earnings before minority
      interest and equity earnings         $   74.5  $   71.6    $   28.7  $   23.6
         Minority interest in earnings
          of subsidiaries                                                      (0.1)
         Equity in earnings of
          associated companies                 17.2      13.7         5.4       6.1
                                           --------  --------    --------  --------
     Segment net income                    $   91.7  $   85.3    $   34.1  $   29.6
                                           ========  ========    ========  ========

     Information Display
     Net sales                             $  640.3  $  490.4    $  236.8  $  178.7
     Research, development and
      engineering expenses                 $   18.1  $   16.4    $    6.5  $    5.3
     Interest expense                      $   12.6  $    8.0    $    5.1  $    2.7
     Segment earnings before minority
      interest and equity earnings         $   88.0  $   40.1    $   35.6  $   12.9
         Minority interest in earnings
          of subsidiaries                     (20.4)    (16.2)       (7.3)     (1.5)
         Equity in earnings of
          associated companies                107.1      52.9        45.0      18.3
                                           --------  --------    --------  --------
     Segment net income                    $  174.7  $   76.8    $   73.3  $   29.7
                                           ========  ========    ========  ========

     Total segments
     Net sales                             $5,026.0  $3,354.1    $1,910.6  $1,239.8
     Research, development and
      engineering expenses                 $  371.3  $  272.1    $  141.1  $  100.2
     Interest expense                      $   77.6  $   65.7    $   25.2  $   26.0
     Segment earnings before minority
      interest and equity earnings         $  639.0  $  343.3    $  258.6  $  126.3
         Minority interest in earnings
          of subsidiaries                     (17.4)    (36.6)       (7.3)     (9.0)
         Equity in earnings of
          associated companies                121.2      78.0        50.5      29.2
                                           --------  --------    --------  --------
     Segment net income                    $  742.8  $  384.7    $  301.8  $  146.5
                                           ========  ========    ========  ========

A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements is as follows:

                                        Nine months ended     Three months ended
                                          September  30,         September 30,
                                        ------------------    ------------------
                                          2000      1999        2000      1999
                                        --------  --------    --------  --------
 Revenues
     Total segment net sales            $5,026.0  $3,354.1    $1,910.6  $1,239.8
     Non-segment net sales (a)              16.8      17.9         5.2       5.5
     Royalty, interest and dividend
      income                                78.6      30.0        28.2       8.7
     Nonoperating gain                       6.8      30.0                  30.0
                                        --------  --------    --------  --------

       Total revenues                   $5,128.2  $3,432.0    $1,944.0  $1,284.0
                                        ========  ========    ========  ========

 Net income
     Total segment income (b)           $  742.8  $  384.7    $  301.8  $  146.5
      Unallocated items:
     Non-segment loss and other (a)         (4.7)     (7.7)       (1.1)     (1.3)
     Nonoperating gain                       6.8      30.0                  30.0
     Amortization of purchased
      intangibles and goodwill (c)        (144.2)    (21.2)      (81.9)     (7.3)
     Acquisition-related charges          (139.7)
     Provision for impairment and
      restructuring                                  (15.5)                (15.5)
     Interest income (d)                    53.5                  19.3
     Interest expense                       (0.3)     (0.4)
     Income tax (e)                         (2.5)      1.2        13.7      (3.9)
     Equity in earnings of associated
      companies (a)                          4.3       6.1         1.8       2.9
     Impairment of equity investment       (36.3)
     Minority interest in
      nonoperating gain                               (9.5)                 (9.5)
     Dividends on convertible preferred
      securities of subsidiary                        (2.3)
                                        --------  --------    --------  --------

       Net income                       $  479.7  $  365.4    $  253.6  $  141.9
                                        ========  ========    ========  ========

     (a)  Includes amounts derived from corporate investments.
     (b)  Includes royalty, interest and dividend income.
     (c) Amortization of purchased intangibles and goodwill relates primarily to the Telecommunications segment.
     (d)  Corporate interest income is not allocated to reportable segments.
     (e)  Includes tax associated with unallocated items.

(2)  Recent Acquisitions
     Optical Technologies USA
     ------------------------
     On September 26, 2000, Corning signed a definitive agreement with Pirelli S.p.A., to acquire its 90% interest in Optical Technologies USA, a manufacturer of lithium niobate modulators, pump lasers, certain specialty fibers and fiber gratings used in optical networks for approximately $3.4 billion in cash. In addition, a contingent payment of $180 million may also be paid upon the achievement of certain product milestones. The remaining 10% is owned by Cisco Systems Inc. Cisco Systems has tag-along rights to sell its stake to Corning for a period of thirty business days beginning on September 26, 2000. If Cisco Systems exercises their right to sell, the purchase price will increase to approximately $4 billion in total. The transaction is expected to close in the fourth quarter subject to the receipt of certain government approvals. Due to the minimal amount of net tangible assets acquired, the amount allocated to goodwill, patents, in-process research and development and other intangible assets will approximate the purchase price. Any in-process research and development will be charged to income in the period the transaction closes and patents, goodwill and other acquired intangibles will be amortized over lives ranging from five to seventeen years.

     To finance this transaction, on October 18, 2000, Corning announced a dual tranche offering of convertible debt and common stock under its existing $4.8 billion universal shelf registration statement. Corning will offer 30 million shares of newly issued common stock, as well as raise $1.2 billion in proceeds through an offering of zero coupon convertible debentures.
     The offering is expected to close in early November.

(3)  Depreciation and Amortization
     Depreciation and amortization charged to operations for the third quarters of 2000 and 1999 totaled $219.1 million and $98.4 million, respectively. Depreciation and amortization charged to operations for the first nine months of 2000 and 1999 totaled $521.1 million and $302.1 million, respectively.

(4)  Taxes on Income
     Corning's effective income tax rate for the third quarter and nine months of 2000 was 34.9% and 42.7%, an increase over 1999 rates of 30.3% and 30.6%, respectively. The increase in the quarter and nine months was primarily due to the large amounts of non deductible purchased intangibles and goodwill acquired in the second quarter along with non deductible purchased in-process research and development costs associated with acquisitions and other acquisition-related items. Excluding the impact of the amortization of purchased intangibles and goodwill, purchased in-process research and development costs, one-time acquisition costs and other non-recurring items, the effective income tax rate for the third quarter and nine months of 2000 was 32.4% and 32.4%, an increase over 1999 rates of 29.3% and 30.0%, respectively.

(5)  Shareholders' Equity
     On April 27, 2000, the shareholders of Corning approved an increase to the authorized number of shares of common stock from 500 million to 1.2 billion shares. In August 2000, Corning authorized a three-for-one stock split of its common stock, effected in the form of a stock dividend, which was distributed on October 3, 2000, to shareholders of record on September 5, 2000. All of the share and per share data in these financial statements and footnotes have been retroactively adjusted to reflect the stock split.